UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2023

Berkshire Grey, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39768	85-2994421
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 South Road
Bedford, Massachusetts	01730
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 833 848-9900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	BGRY	The NASDAQ Stock Market LLC
Redeemable Warrants	BGRYW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On March 24, 2023, Berkshire Grey, Inc., a Delaware Corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with SoftBank Group Corp., a Japanese kabushiki kaisha (“Parent”), Backgammon Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent (the “Surviving Corporation”).

The Merger is to become effective, upon the terms and subject to the conditions of the Merger Agreement, at the date and time when a certificate of merger (the “Certificate of Merger”) has been duly filed with the Secretary of State of the State of Delaware, or at such later date and time as is agreed upon in writing by the parties and specified in the Certificate of Merger (the “Effective Time”). At the Effective Time, each share of the Class A Common Stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”) and each share of the Class C Common Stock, par value $0.0001, of the Company, which shall at the Effective Time, convert automatically into Class A Common Stock (the “Class C Common Stock” and, together with the Class A Common Stock, the “Company Common Stock”) (other than (i) shares held in the treasury of the Company or owned by Merger Sub, (ii) shares held by stockholders who have perfected their statutory rights of appraisal under Section 262 of the Delaware General Corporation Law, and (iii) restricted shares that have not vested as of the Effective Time) will be converted automatically into and shall thereafter represent only the right to receive $1.40 in cash, without interest (the “Merger Consideration”), subject to applicable withholding taxes. The Merger Agreement was approved unanimously by the board of directors of the Company (the “Board”), and the Board resolved to recommend approval of the Merger Agreement to the Company’s stockholders (the “Company Recommendation”).

The Merger Agreement contains customary representations, warranties and covenants of the Company, Parent and Merger Sub, including, among others, covenants by the Company to conduct its business in the ordinary course of business during the period between execution of the Merger Agreement and consummation of the Merger (the “Closing”) and prohibiting the Company from engaging in certain kinds of activities during such period without the consent of Parent. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract between the respective parties and are subject to representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by a confidential disclosure schedule made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, security holders, or securities laws. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement also contains customary termination provisions for both the Company and Parent, as described in more detail below.

The Merger is conditioned upon, among other things, the approval of the Merger Agreement by the affirmative vote of holders of at least a majority of all outstanding shares of Company Common Stock, voting together as a single class (the “Stockholder Approval”), at a meeting of the Company’s stockholders held for such purpose (the “Stockholder Meeting”), the expiration of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, certain other approvals, clearances or expirations of waiting periods under other antitrust laws and foreign investment screening laws, and other customary closing conditions. The Closing is not subject to a financing condition.

The Company is subject to a customary “no-shop” provision whereby, subject to certain exceptions, it is prohibited from (i) entering into discussions concerning, or providing confidential information in connection with, any alternative transaction and (ii) withholding, withdrawing, amending or modifying the Company Recommendation in a manner adverse to Parent. The “no shop” provision allows the Company, under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, to provide non-public information and engage in discussions and negotiations with respect to an unsolicited acquisition proposal that constitutes or is reasonably expected to lead to an alternative transaction that the Board determines would be more favorable, from a financial point of view, to the Company’s stockholders than the Merger (a “Superior Proposal”). Under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, the Company is permitted to terminate the Merger Agreement prior to receipt of the Stockholder Approval to accept a Superior Proposal, subject to the payment of a termination fee of $13,658,000 (the “Company Termination Fee”).

The Company is also required to pay the Company Termination Fee (A) if Parent terminates (i) because the Board withdraws or otherwise acts in a manner adverse to the Company Recommendation (an “Adverse Recommendation Change”) or (ii) because the Effective Time has not occurred by December 24, 2023 (or as extended in accordance with the Merger Agreement, the “Outside Date”), or because the Stockholder Approval is not obtained at the Stockholder Meeting, in either case, at a time when the Board has made an Adverse Recommendation Change, or (B) if either party terminates because an acquisition proposal is made or announced after the date of the Merger Agreement and before such termination, the Company does not obtain the Stockholder Approval or the Merger has not occurred by the Outside Date, and within 12 months of the date of such termination, the Company enters into a definitive agreement in respect of such acquisition proposal. In no event would the Company be required to pay a termination fee on more than one occasion.

Immediately prior to the Effective Time:

•

Each vested option to purchase shares of Company Common Stock shall be automatically cancelled and converted into the right to receive an amount of cash equal to the product obtained by multiplying (i) the excess, if any, of the Merger Consideration over the per share exercise price of such option, by (ii) the aggregate number of shares of Company Common Stock that would have been issuable upon exercise of such option immediately prior to the Effective Time.

•

Each unvested option to purchase shares of Company Common Stock shall be automatically cancelled and converted into the contingent right to receive an aggregate amount in cash (each, a “Converted Cash Award”) equal to the product obtained by multiplying (i) the number of shares of Company Common Stock that would have been issuable upon exercise of such option immediately prior to the Effective Time by (ii) the excess, if any, of the Merger Consideration over the per share exercise price of such option.

•	Each restricted share of Company Common Stock that is unvested immediately prior to the Effective Time shall be cancelled and converted into a Converted Cash Award equal to the Merger Consideration.

•

Each vested restricted stock unit award (a “Company RSU Award”) shall be automatically cancelled and converted into the right to receive an amount of cash equal to the Merger Consideration that would be payable in respect of the Company Common Stock issuable upon settlement of such Company RSU Award.

•

Each unvested Company RSU Award shall be automatically cancelled and converted into a Converted Cash Award with respect to an aggregate amount in cash equal to the product obtained by multiplying (i) the number of shares of Company Common Stock subject to such Company RSU Award by (ii) the Merger Consideration.

Each of the Converted Cash Awards assumed and converted as described above shall continue to have, and shall be subject to, the same terms and conditions (including vesting, acceleration of vesting and forfeiture) as applied to the corresponding option, restricted share of Company Common Stock or Company RSU Award, as applicable, immediately prior to the Effective Time.

At the Effective Time, each outstanding warrant to purchase shares of Company Common Stock pursuant to the Warrant Agreement, dated December 7, 2020, by and between Revolution Acceleration Acquisition Corp and Continental Stock Transfer & Trust Company (the “Warrant Agreement”) will, in accordance with its terms, automatically and without any required action on the part of the holder thereof, become a warrant exercisable for the Merger Consideration that such holder would have received if such warrant had been exercised immediately prior to the Effective Time; provided that if a holder of such warrant properly exercises such warrant within thirty (30) days following the public disclosure of the consummation of the Merger, the holder of such warrant will be entitled to the Black-Scholes Warrant Value (as defined in the Warrant Agreement) with respect to such warrant, which would have been equal to approximately $0.38 per warrant as of the close of trading on March 23, 2023.

At the Effective Time, each outstanding warrant to purchase shares of Company Common Stock pursuant to that certain Warrant, dated July 29, 2022, in favor of FCJI, Inc. (the “FedEx Warrant”) shall be subject to Section 12(iii) of the FedEx Warrant, and FCJI, Inc. shall have the right to exercise such warrants in exchange for the exercise price set forth in the FedEx Warrant. Upon such exercise, the holder of the FedEx Warrant shall be eligible to receive cash equal to the Merger Consideration multiplied by the number of shares of Company Common Stock for which such FedEx Warrant was exercisable immediately prior to the Effective Time.

The foregoing description of the terms of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is filed as Exhibit 2.1 and is incorporated herein by reference.

Voting and Support Agreements

In connection with the execution of the Merger Agreement, the Company and Parent entered into voting and support agreements (the “Voting Agreements”) with Thomas Wagner, the Company’s Chief Executive Officer, and three of the Company’s largest stockholders (certain entities related to Vinod Khosla (Khosla Ventures Seed B LP, Khosla Ventures Seed B (CF), LP, Khosla Ventures V, LP) and New Enterprise Associates 15, L.P. (New Enterprise Associates 15, L.P. and NEA Ventures 2016, L.P.) and Canaan X, L.P.) (the “Supporting Stockholders”) under which the Supporting Stockholders agreed, among other things, to vote, or cause to be voted, all of the shares of Company Common Stock beneficially owned by such Supporting Stockholder in favor of (i) the approval of the Merger and certain other related matters and (ii) the adoption of an amendment to the certificate of incorporation of the Company to increase the number of authorized shares of Class A Common Stock to 700,000,000 (the “Charter Amendment Approval”). In addition, pursuant to the Voting Agreements, each of the Supporting Stockholders agreed to (A) not transfer their shares prior to Closing and (B) a customary non-solicitation, whereby each Supporting Stockholder agreed, among other things, to not solicit, initiate, or knowingly facilitate or encourage an alternative transaction. The Voting Agreements will terminate automatically at the earlier to occur of (x) the Effective Time and (y) to the extent the Merger Agreement is validly terminated in accordance with the terms and provisions thereof, such date and time that the Charter Amendment Approval has been adopted and approved by the Company’s stockholders.

The foregoing description of the terms of the Voting Agreements and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the terms and conditions of the Voting Agreements, the form of which is filed as Exhibit 10.1 and is incorporated herein by reference.

Convertible Note Purchase Agreement

Additionally, in connection with the execution of the Merger Agreement, the Company has entered into a convertible note purchase agreement (the “Note Purchase Agreement”) with Backgammon Investment Corp., a Delaware corporation and wholly owned subsidiary of Parent (“BIC”), under which the Company may issue to BIC up to $60 million of convertible senior unsecured notes (the “Notes”) in exchange for up to $60 million of cash, prior to the Closing and subject to certain conditions. The Note Purchase Agreement permits the Company to draw up to $12 million in any 30-day period, if the Company’s cash balance is below $30 million. The Notes will mature on the earlier of (i) six months following the termination of the Merger Agreement and (ii) June 30, 2024, unless earlier repurchased or converted. The conversion rate for the Notes will initially be 714.2857 shares of Class A Common Stock for each $1,000 principal amount of Notes (the “Conversion Rate”), which is equivalent to an initial conversion price of approximately $1.40 per share of Class A Common Stock. The Conversion Rate is subject to adjustment under certain circumstances in accordance with the terms of the Note Purchase Agreement. The Notes will bear interest at a rate of 20.00% per year compounded semi-annually and will be payable in-kind semi-annually by increasing the principal amount of the Notes. In the event of payment defaults on interest or principal when due, the interest rate will be increased to 25.00%.

Holders of the Notes will be permitted to convert the Notes into shares of the Company’s Class A Common Stock in connection with the Closing or at any time after the Merger Agreement has been terminated without consummation of the Merger. In the event of the occurrence of one or more specified change of control transactions (other than in connection with the Merger and the transactions contemplated by the Merger Agreement) (each a “Change of Control Transaction”), each holder of Notes will have the right: (1) to require the Company to repurchase such Notes at a repurchase price of 100% of the principal amount thereof plus accrued and unpaid interest thereon or (2) immediately prior to the consummation of any such Change of Control Transaction, to convert the Notes into shares of Class A Common Stock at then applicable Conversion Rate.

At any time following the termination of the Merger Agreement without the consummation of the Merger, the Company may redeem the Notes for cash, at its option, in whole, but not in part, at a redemption price equal to 100% of the principal amount of the outstanding Notes, plus all accrued but unpaid interest under such Notes to, but excluding the date of redemption.

The Note Purchase Agreement includes certain covenants, including a limitation on the Company’s ability to incur additional secured or unsecured indebtedness, subject to certain exceptions, and a requirement to obtain the Charter Amendment Approval. In addition, the Note Purchase Agreement includes certain customary events of default after which the Notes may be declared immediately due and payable and certain bankruptcy or insolvency events of default after which the Notes would become automatically due and payable. The Note Purchase Agreement also contains certain demand and piggyback registration rights with respect to the shares of Class A Common Stock issuable upon conversion of the Notes.

The Notes may not be transferred without the prior written consent of the Company provided, however, that without the prior written consent of the Company, BIC may (1) transfer the Notes, in whole or in part, to any of its affiliates; provided written notice thereof is promptly given to the Company and the transferee agrees in writing to be bound by the provisions of the Note Purchase Agreement; and (2) to the extent an event of default under the Note Purchase Agreement is continuing, transfer the Notes to any third party, provided that any such transfer is effected in compliance with a valid exemption under all applicable federal, state and other securities laws and written notice thereof is promptly given to the Company and the transferee agrees in writing to be bound by the provisions of the Note Purchase Agreement.

The foregoing description of the terms of the Note Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the terms and conditions of the Note Purchase Agreement, a copy of which is filed as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the caption “Convertible Note Purchase Agreement” under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth under the caption “Convertible Note Purchase Agreement” under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company’s offer and sale of the Notes to BIC is in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on these exemptions from registration based in part on representations made by BIC in the Note Purchase Agreement. The shares of Class A Common Stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of Class A Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of Class A Common Stock.

Item 8.01	Other Events.

On March 24, 2023, the Company issued a press release announcing the entry into the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Important Information and Where to Find It

In connection with the proposed transaction between the Company and Parent, the Company will file relevant materials with the SEC, including a proxy statement, the definitive version of which will be sent or provided to the Company’s stockholders. The Company and affiliates of Parent will jointly file a transaction statement on Schedule 13E-3. The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document which the Company may file with the SEC or send to its stockholders in connection with the proposed Merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement (when it is available), the Schedule 13E-3 (when it is available) and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov and the Company’s investor relations website at ir.berkshiregrey.com.

Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction and any other matters to be voted on at the special meeting. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on April 29, 2022, and will be included in the Proxy Statement (when available). The Company’s stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of the Company’s directors and executive officers in the transaction, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and any other relevant documents that are filed or will be filed with the SEC relating to the transaction. You may obtain free copies of these documents using the sources indicated above.

Forward-Looking Statements

Certain statements contained in this communication may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “will,” “predicts,” “plans,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Forward-looking statements are based on the Company’s current plans and expectations, estimates and projections about the industry and markets in which the Company operates and the Company’s beliefs and assumptions as to the timing and outcome of future events, including the transactions described in this communication. While the Company’s management believes the assumptions underlying the forward-looking statements are reasonable, such information is necessarily subject to uncertainties and may involve certain risks and uncertainties which are, in many instances, difficult to predict and beyond the Company’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include, among others: (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (ii) the failure to obtain stockholder approval; (iii) the failure to obtain certain required regulatory approvals to the completion of the proposed Merger or the failure to satisfy any of the other conditions to the completion of the proposed Merger; (iv) the effect of the announcement of the proposed Merger on the ability of the Company to retain and hire key personnel and maintain relationships with its key business partners and customers, and others with whom it does business, or on its operating results and businesses generally; (v) the response of the Company’s competitors to the proposed Merger; (vi) risks associated with the disruption of management’s attention from ongoing business operations due to the proposed Merger; (vii) the ability to meet expectations regarding the timing and completion of the proposed Merger; (viii) significant costs associated with the proposed Merger, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed Merger; (ix) potential litigation relating to the proposed Merger; (x) restrictions during the pendency of the proposed Merger that may impact the Company’s ability to pursue certain business opportunities; (xi) the outcome of any legal proceedings that may be instituted against the parties and others following announcement of the merger agreement; (xii) the completion of the convertible note financing and (xiii) the other risks, uncertainties and factors detailed in the Company’s most recent annual and quarterly reports filed with the SEC and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein.

There can be no assurance that the proposed transaction will in fact be consummated. The Company cautions investors not to unduly rely on any forward-looking statements. The Company is providing the information in this communication as of this date and assumes no obligations to update the information included in this communication or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and the Company does not intend to do so.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated March 24, 2023, by and between Berkshire Grey, Inc., SoftBank Group Corp. and Backgammon Acquisition Corp.

10.1	Form of Voting and Support Agreement.

10.2	Note Purchase Agreement, dated March 24, 2023, by and between Berkshire Grey, Inc. and Backgammon Investment Corp.

99.1	Press release, dated March 24, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	All schedules to the Merger Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Berkshire Grey, Inc.

Date: March 24, 2023	By:	/s/ Mark Fidler
Mark Fidler Chief Financial Officer